                               AMENDMENT NO. 2 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 8th day of May, 2002 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998 and amended March 1, 1999 and March 6, 2001,

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century California Tax-Free and Municipal Funds (the
"Trust") to add several new classes.

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended, by deleting the text thereof in its entirety and inserting in lieu therefor the
Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
8th day of May, 2002.

Trustees of the American Century California Tax-Free and Municipal Funds

/s/Albert A. Eisenstat                                /s/Kenneth E. Scott
Albert A. Eisenstat                                   Kenneth E. Scott

/s/Ronald J. Gilson                                   /s/James E. Stowers III
Ronald J. Gilson                                      James E. Stowers III

/s/William M. Lyons                                   /s/Jeanne D. Wohlers
William M. Lyons                                      Jeanne D. Wohlers

/s/Myron S. Scholes                                   /s/Kathryn A. Hall
Myron S. Scholes                                      Kathryn A. Hall

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                           Class                   Date of Establishment
------                                           -----                   ---------------------

California Tax-Free Money Market Fund           Investor Class            11/09/1983

California Municipal Money Market Fund          Investor Class            12/31/1990

California Limited-Term Tax-Free Fund           Investor Class            06/01/1992

California Intermediate-Term Tax-Free Fund      Investor Class             11/09/1983

California Long-Term Tax-Free Fund              Investor Class             11/09/1983

California Insured Tax-Free Fund                Investor Class            12/30/1986

California High-Yield Municipal Fund            Investor Class            12/30/1986
                                                A Class                   05/08/2002
                                                B Class                   05/08/2002
                                                C Class                   05/01/2001
                                                C Class II                05/08/2002

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.